Exhibit 99.2

FOR IMMEDIATE RELEASE

Del Medical Systems Group Launches New Apollo DRF at RSNA 2007

Multi-Functional R/F System Features Trixell® Dynamic Flat Panel DR Technology

Franklin Park, IL – November 26, 2007 -- Del Global Technologies Corp. (OTCBB: DGTC) ("Del Global" or "the Company") today announces the Apollo DRF, a full-featured, multi-functional table with dynamic flat panel detector that produces full-field, high resolution imaging for a broad range of radiographic and fluoroscopic examinations.

The Apollo DRF’s flat panel detector is full size (43 x 43cm / 17” x17”), creating a substantially larger field of view, higher resolution and with no distortion when compared to a traditional image intensifier. The detector acquires dynamic sequences and fluoroscopy up to 30 frames per second for GI procedures or organ localization. To provide the best quality image for any examination, the Multi-Grid feature automatically selects from two grid choices and a non-grid selection for extremity exams.

The close integration of each function in the Apollo DRF system greatly reduces the number of steps required to complete a procedure. All imaging parameters are automatically set upon selection of the appropriate exam. The operator console sends the exposure values to the generator, selects the most appropriate look-up table for gray levels, sets the correct measuring zones of the ionization chamber and activates the detector with the optimal settings. Images are displayed instantly after the exposure and the technologist can immediately check the image quality, perform archiving and printing.

According to M. Thomas Boon, Vice President Global Sales and Marketing for the Del Medical Systems Group, “The Apollo DRF is a clearly unique and differentiated R/F system that provides the customer with a multi-functional x-ray suite, capable of delivering outstanding workflow across a broad range of examinations.”

Chest, extremity, peripheral vascular, urological and gynecological studies can all be performed with optimal image quality and minimal effort for the operator who can position the patient quickly and effortlessly from the system console.

The Apollo DRF’s system connectivity includes all standard DICOM 3.0 classes, such as Print, Store, Modality Worklist and MPPS for seamless integration into the PACS environment.

The Apollo DRF will be introduced in Q2 2008 with US FDA certification pending.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary applications through the Del Medical Systems Group. Through its U.S. based Del Medical Imaging Corp. and Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiaries the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. The company's web site is www.delglobal.com

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

###

DEL GLOBAL TECHNOLOGIES CORP.
James A. Risher, Chief Executive Officer
(847) 288-7065

Mark Zorko, Chief Financial Officer
(847) 288-7003

MEDIA RELATIONS:
M. Thomas Boon, VP Global Sales and Marketing
(847) 288-7023